EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Employee Benefits Committee
Aviation Communications and Surveillance Systems 401(k) Plan

We consent to the incorporation by reference in Registration Statement No. 333-232482 on Form S-8 of our report dated June 27, 2024, appearing in this Annual Report on Form 11-K of the Aviation Communications and Surveillance Systems 401(k) Plan for the year ended December 31, 2023.

/s/ Weaver and Tidwell, L.L.P
Bethesda, MD
June 27, 2024